Wiley Reports Third Quarter Fiscal 2020 Results

March 4, 2020 – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global research and education company, today announced results for the third quarter ended January 31, 2020.

●	GAAP Results: Revenue of $467 million (+4%) and EPS of $0.63 (+3%)
●	Adjusted Results (at constant currency): Revenue +4%, EBITDA +7%, and EPS +10%
●	Acquired mthree, a leader in delivering job-ready tech talent for corporations, for $129 million
●	Full year outlook raised for EPS; reaffirmed for revenue, EBITDA, and Free Cash Flow

“We saw good momentum across Wiley this quarter,” said Brian Napack, Wiley’s President and CEO.  “The Research and Education Services businesses continued to deliver solid revenue growth and improved profitability, while the pace of decline in book publishing moderated.  Our focus on high-demand disciplines and careers continued to gain traction while important new client agreements, partnerships and targeted M&A accelerated momentum in key areas such as open science and career-focused education.”

GAAP Measures Unaudited ($millions except for EPS)	Q3 2020	Q3 2019	Change
Revenue	$467.1	$449.4	+4%
Diluted EPS	$0.63	$0.61	+3%
Non-GAAP Measures	Q3 2020	Q3 2019	Change Constant Currency
Revenue	$467.1	$449.4	+4%
Adjusted EBITDA	$95.5	$89.8	+7%
Adjusted EPS	$0.68	$0.61	+10%

Excluding acquisitions and currency impact, revenue rose 2% for the quarter.  Foreign exchange had minimal impact in the quarter.

Third Quarter Revenue
●	Research Publishing & Platforms increased 3% as reported and at constant currency, primarily driven by growth in open access.
●
Academic & Professional Learning increased 1% as reported and 2% at constant currency, driven by contributions from zyBooks and Knewton acquisitions (+$6 million) and modest organic growth in Higher Education publishing.  Excluding the zyBooks and Knewton acquisitions, revenue declined 2% at constant currency.

●	Education Services increased 20% as reported and 19% at constant currency, driven by organic growth of 10% and the one-month contribution from mthree (+$5 million), which was acquired on January 1.

Third Quarter Earnings
●	GAAP Operating Income declined 4% to $48 million. Adjusted Operating Income rose 4%, primarily due to revenue growth.
●	Adjusted EBITDA rose 6% to $95 million. Adjusted EBITDA margin for the quarter was 20%.
o	Research Publishing & Platforms Adjusted EBITDA at constant currency rose 8% due to revenue growth and savings from business optimization initiatives and reduced print volumes.
o	Academic & Professional Learning Adjusted EBITDA at constant currency declined 9%, reflecting investments in acquisitions and other growth initiatives.
o	Education Services Adjusted EBITDA grew to $1 million from a loss of $2 million in the prior year.
o	Corporate Expenses declined 8% to $34 million due to the timing of certain benefit expenses.
●
GAAP EPS increased by 3%, reflecting improved operating performance, a lower effective tax rate (21%) and lower foreign exchange transaction losses, which offset higher restructuring charges and interest expense.  Adjusted EPS rose 10% on a constant currency basis.

Third Quarter Returns to Shareholders
●	Repurchased 205,370 shares for a total of $10 million at an average cost per share of $48.69.
●	Paid cash dividends totaling $19 million ($0.34 per share).

GAAP Measures Unaudited ($millions except for EPS)	YTD 2020	YTD 2019	Change
Revenue	$1,357	$1,309	+4%
Diluted EPS	$1.48	$1.81	(19%)
Net Cash Provided by Operating Activities	$88.9	$52.1	+71%
Non-GAAP Measures	YTD 2020	YTD 2019	Change Constant Currency
Revenue	$1,357	$1,309	+5%
Adjusted EBITDA	$263.0	$267.2	(1%)
Adjusted EPS	$1.74	$1.92	(9%)
Free Cash Flow Less Product Development Spending	$5.2	$(16.6)	$ +22	M

Excluding acquisitions and currency impact, revenue was flat for the nine months.  Wiley recorded an unfavorable FX variance of $13 million in revenue.  FX had marginal impact on EBITDA, EPS, and Free Cash Flow.

YTD Commentary
●
Revenue increased on growth in Research Publishing & Platforms (+2% as reported, +3% constant currency) and Education Services (+50% as reported, or +10% constant currency and excluding impact of acquisitions), partially offset by a decline in Academic & Professional Learning (-4% as reported, -6% at constant currency and excluding impact of acquisitions).

●
GAAP EPS declined by $0.33 to $1.48 due in part to higher restructuring charges in the current fiscal year. Adjusted EPS and Adjusted EBITDA declined 9% and 1%, respectively, on a constant currency basis due to investment in growth initiatives, including acquisitions.

●
Net Cash Provided by Operating Activities rose 71% to $89 million, primarily driven by the timing of cash collections for annual research journal subscriptions. Free Cash Flow less Product Development Spending was a source of $5 million compared to a use of $17 million in the prior year.  Capital expenditures rose $15 million to $84 million due to increased investment in technology-enabled products and services.

FISCAL YEAR 2020 OUTLOOK
The Company is raising its EPS outlook and reaffirming for Revenue, EBITDA, and Free Cash Flow.

ITEM ($M, EXCEPT EPS)	FY19 ACTUAL	FY20 OUTLOOK	FX IMPACT	MTHREE IMPACT	Q3 UPDATE* (incl. FX and MTHREE)
Revenue	$1,800	$1,855-$1,885	$(17)	$20	Reaffirmed
Adjusted EBITDA	$388	$357-$372	$(5)	$(2)	Reaffirmed
Adjusted EPS	$2.96	$2.35-$2.45	$(0.06)	$(0.07)	Raised, $2.45-$2.55
Free Cash Flow	$149	$210-$230	$(5)	$(2)	Reaffirmed

*Updated outlook reflects actual currency impact to date, current exchange rates sustained through Q4 (Euro at $1.09 and Pound Sterling at $1.30), and impact of acquisitions closed through nine months

EARNINGS CONFERENCE CALL
Scheduled for today, March 4 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, at  https://www.wiley.com/en-us/investors.  U.S. callers, please dial (844) 231-0103 and enter the participant code 6969259#.  International callers, please dial (216) 562-0402 and enter the participant code 6969259#.

ABOUT WILEY
Wiley drives the world forward with research and education.  Through publishing, platforms and services, we help researchers, professionals, students, universities, and corporations to achieve their goals in an ever-changing world.  And for more than 200 years, we have delivered consistent performance to all of our stakeholders. The Company's website can be accessed at www.wiley.com.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Revenue,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2020 Outlook, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2020 in connection with our multi-year Business Optimization Program and (xi) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Revenue, net	$467,131	$449,367	$1,356,866	$1,308,890
Costs and expenses:
Cost of sales	153,924	143,879	440,433	404,194
Operating and administrative expenses	245,683	240,715	736,233	717,348
Restructuring and related charges (credits)	3,298	(348)	18,034	3,562
Amortization of intangibles	15,732	14,775	45,722	39,825
Total Costs and Expenses	418,637	399,021	1,240,422	1,164,929

Operating Income	48,494	50,346	116,444	143,961
As a % of revenue	10.4%	11.2%	8.6%	11.0%

Interest expense	(6,309)	(5,346)	(19,173)	(11,750)
Foreign exchange transaction losses	(1,745)	(2,525)	(1,761)	(4,308)
Interest and other income	4,232	2,742	9,602	7,717
Income Before Taxes	44,672	45,217	105,112	135,620

Provision for income taxes	9,229	10,275	21,355	30,599
Effective tax rate	20.7%	22.7%	20.3%	22.6%
Net Income	$35,443	$34,942	$83,757	$105,021
As a % of revenue	7.6%	7.8%	6.2%	8.0%

Weighted-Average Shares - Diluted	56,503	57,626	56,698	57,882

Earnings per share - Diluted	$0.63	$0.61	$1.48	$1.81

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

In the three months ended January 31, 2020, we completed the acquisition of mthree, which is included in our Education Services segment results. In the nine months ended January 31, 2020, we completed the acquisition of Zyante Inc. ("Zybooks") and certain assets of Knewton, Inc. (“Knewton”), which are included in our Academic & Professional Learning segment results and three immaterial acquisitions, of which two are included in our Research Publishing & Platforms segment and one included in our Academic & Professional Learning segment.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
GAAP Earnings Per Share - Diluted	$0.63	$0.61	$1.48	$1.81
Adjustments:
Restructuring and related charges (A)	0.04	-	0.24	0.05
Foreign exchange losses on intercompany transactions (A)	0.01	-	0.02	0.06
Non-GAAP Adjusted Earnings Per Share - Diluted	0.68	$0.61	1.74	$1.92

Notes:
(A) The table below shows the net of tax impact of our multi-year Business Optimization Program, Restructuring and Reinvestment Program and foreign exchange losses on intercompany transactions.
	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(amounts in millions)	2020	2019	2020	2019
Net of tax, charges related to the Business Optimization Program	$2.9	$-	$13.9	$-
Net of tax, (credits) charges related to the Restructuring and Reinvestment Program	$(0.4)	$(0.3)	$(0.2)	$2.7
Net of tax, foreign exchange transaction losses	$0.6	$0.1	$1.3	$3.2

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET INCOME to NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Net Income	$35,443	$34,942	$83,757	$105,021
Interest expense	6,309	5,346	19,173	11,750
Provision for income taxes	9,229	10,275	21,355	30,599
Depreciation and amortization	43,681	39,833	128,538	119,656
Non-GAAP EBITDA	94,662	90,396	252,823	267,026
Restructuring and related charges (credits)	3,298	(348)	18,034	3,562
Foreign exchange transaction losses	1,745	2,525	1,761	4,308
Interest and other income	(4,232)	(2,742)	(9,602)	(7,717)
Non-GAAP Adjusted EBITDA	$95,473	$89,831	$263,016	$267,179

Notes:
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	January 31,	April 30,
	2020	2019 (2)
Assets:
Current Assets
Cash and cash equivalents	$117,355	$92,890
Accounts receivable, net (2)	301,521	306,631
Inventories, net	43,139	35,582
Prepaid expenses and other current assets	71,075	67,441
Total Current Assets	533,090	502,544

Product Development Assets, net	55,071	62,470
Royalty Advances, net	42,761	36,185
Technology, Property and Equipment, net	297,073	289,021
Intangible Assets, net	925,934	865,572
Goodwill	1,226,257	1,095,666
Operating Lease Right-of-Use Assets (3)	142,308	-
Other Non-Current Assets	102,089	97,308
Total Assets	$3,324,583	$2,948,766

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$63,838	$90,980
Accrued royalties	135,813	78,062
Short-term portion of long-term debt	7,813	-
Contract liabilities (2)	413,126	519,129
Accrued employment costs	88,414	97,230
Accrued income taxes	9,500	21,025
Short-term portion of operating lease liabilities (3)	18,950	-
Other accrued liabilities	77,084	75,900
Total Current Liabilities	814,538	882,326
Long-Term Debt	789,645	478,790
Accrued Pension Liability	145,207	166,331
Deferred Income Tax Liabilities	146,703	143,775
Operating Lease Liabilities (3)	160,781	-
Other Long-Term Liabilities	70,474	96,197
Total Liabilities	2,127,348	1,767,419
Shareholders' Equity	1,197,235	1,181,347
Total Liabilities and Shareholders' Equity	$3,324,583	$2,948,766

(1) The supplementary information included in this press release for January 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) During the third quarter of 2020, the Company identified an immaterial error within its condensed consolidated statement of financial position, including the results for the fiscal year ended April 30, 2019. Certain consideration received for services not yet performed, mainly for our annual subscription licensing revenue agreements, was presented as a reduction to Accounts receivable, net, rather than an increase to Contract liabilities. The correction increases Accounts receivable, net and increases Contract liabilities by approximately $11.8 million for the fiscal year ended April 30, 2019. There was no impact on revenue, operating income, net income, earnings per share, or cash flow provided by operations or the statements of cash flows. Management has evaluated all relevant quantitative and qualitative factors and has concluded that the error is not material to the condensed consolidated statement of financial position for the previously reported periods. The Company has revised its accompanying condensed consolidated statement of financial position to correct this for fiscal year ended April 30, 2019. The current policy for our subscription licensing agreements is to record accounts receivable when performance occurs and recognize contract liabilities once the invoice is due, or cash payment is received from the customer.

(3) We adopted ASU 2016-02, "Leases (Topic 842)” on May 1, 2019 using the required modified retrospective approach, whereby we used the effective date as the date of initial application and therefore, previously reported financial information was not updated.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended January 31,		Favorable (Unfavorable)
	2020	2019 (2)	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$223,393	$217,973	2%	2%
Research Platforms	10,163	9,064	12%	12%
Total Revenue, net	$233,556	$227,037	3%	3%

Contribution to Profit	$63,861	$60,863	5%	5%
Adjustments:
Restructuring charges (credits)	40	(51)
Non-GAAP Adjusted Contribution to Profit	$63,901	$60,812	5%	5%
Depreciation and amortization	17,056	14,651
Non-GAAP Adjusted EBITDA	$80,957	$75,463	7%	8%

Academic & Professional Learning:
Revenue, net
Education Publishing	$100,982	$95,562	6%	6%
Professional Learning	77,296	80,561	-4%	-4%
Total Revenue, net	178,278	176,123	1%	2%

Contribution to Profit	$28,793	$37,536	-23%	-23%
Adjustments:
Restructuring charges (credits)	1,541	(202)
Non-GAAP Adjusted Contribution to Profit	$30,334	$37,334	-19%	-18%
Depreciation and amortization	17,806	16,026
Non-GAAP Adjusted EBITDA	$48,140	$53,360	-10%	-9%

Education Services:
Revenue, net
Education Services	$50,776	$46,207	10%	10%
mthree	4,521	-	100%	100%
Total Revenue, net	55,297	46,207	20%	19%

Contribution to Profit	$(5,166)	$(7,589)	32%	32%
Adjustments:
Restructuring charges	4	272
Non-GAAP Adjusted Contribution to Profit	$(5,162)	$(7,317)	29%	30%
Depreciation and amortization	5,987	5,725
Non-GAAP Adjusted EBITDA	$825	$(1,592)	#	#

Corporate Expenses:	$(38,994)	$(40,464)	4%	4%
Adjustments:
Restructuring charges (credits)	1,713	(367)
Non-GAAP Adjusted Corporate Expenses	$(37,281)	$(40,831)	9%	9%
Depreciation and amortization	2,832	3,431
Non-GAAP Adjusted EBITDA	$(34,449)	$(37,400)	8%	8%

Consolidated Results:
Revenue, net	$467,131	$449,367	4%	4%

Operating Income	$48,494	$50,346	-4%	-3%
Adjustments:
Restructuring charges (credits)	3,298	(348)
Non-GAAP Adjusted Operating Income	$51,792	$49,998	4%	4%
Depreciation and amortization	43,681	39,833
Non-GAAP Adjusted EBITDA	$95,473	$89,831	6%	7%
As a % of revenue	20.4%	20.0%

(1) The supplementary information included in this press release for the three months ended January 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) As previously announced, we have changed our segment reporting structure to align with our strategic focus areas: (1) Research Publishing & Platforms, which continues to include the Research and Atypon businesses, (2) Academic & Professional Learning, which is the former “Publishing” segment combined with our corporate training businesses – previously noted as Professional Assessment and Corporate Learning and (3) Education Services, which includes our Online Program Management and related businesses. Prior period segment results have been revised to the new segment presentation. There were no changes to our consolidated financial results.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Nine Months Ended January 31,		Favorable (Unfavorable)
	2020	2019 (2)	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$668,405	$654,397	2%	3%
Research Platforms	29,235	27,032	8%	8%
Total Revenue, net	$697,640	$681,429	2%	3%

Contribution to Profit	$182,798	$177,390	3%	3%
Adjustments:
Restructuring charges	3,386	1,251
Non-GAAP Adjusted Contribution to Profit	$186,184	$178,641	4%	4%
Depreciation and amortization	51,246	45,438
Non-GAAP Adjusted EBITDA	$237,430	$224,079	6%	6%

Academic & Professional Learning:
Revenue, net
Education Publishing	$268,246	$277,070	-3%	-2%
Professional Learning	232,615	245,147	-5%	-4%
Total Revenue, net	$500,861	$522,217	-4%	-3%

Contribution to Profit	$68,754	$106,381	-35%	-35%
Adjustments:
Restructuring charges	5,146	1,275
Non-GAAP Adjusted Contribution to Profit	$73,900	$107,656	-31%	-31%
Depreciation and amortization	51,679	51,076
Non-GAAP Adjusted EBITDA	$125,579	$158,732	-21%	-20%

Education Services:
Revenue, net
Education Services	$153,844	$105,244	46%	46%
mthree	4,521	-	100%	100%
Total Revenue, net	$158,365	$105,244	50%	51%

Contribution to Profit	$(9,782)	$(13,475)	27%	28%
Adjustments:
Restructuring charges	1,618	374
Non-GAAP Adjusted Contribution to Profit	$(8,164)	$(13,101)	38%	38%
Depreciation and amortization	17,007	12,237
Non-GAAP Adjusted EBITDA	$8,843	$(864)	#	#

Corporate Expenses:	$(125,326)	$(126,335)	1%	0%
Adjustments:
Restructuring charges	7,884	662
Non-GAAP Adjusted Corporate Expenses	$(117,442)	$(125,673)	7%	6%
Depreciation and amortization	8,606	10,905
Non-GAAP Adjusted EBITDA	$(108,836)	$(114,768)	5%	5%

Consolidated Results:
Revenue, net	$1,356,866	$1,308,890	4%	5%

Operating Income	$116,444	$143,961	-19%	-19%
Adjustments:
Restructuring charges	18,034	3,562
Non-GAAP Adjusted Operating Income	$134,478	$147,523	-9%	-9%
Depreciation and amortization	128,538	119,656
Non-GAAP Adjusted EBITDA	$263,016	$267,179	-2%	-1%
As a % of revenue	19.4%	20.4%

Notes:
(1) The supplementary information included in this press release for the nine months ended January 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) As previously announced, we have changed our segment reporting structure to align with our strategic focus areas: (1) Research Publishing & Platforms, which continues to include the Research and Atypon businesses, (2) Academic & Professional Learning, which is the former “Publishing” segment combined with our corporate training businesses – previously noted as Professional Assessment and Corporate Learning and (3) Education Services, which includes our Online Program Management and related businesses. Prior period segment results have been revised to the new segment presentation. There were no changes to our consolidated financial results.

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JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended
	January 31,
	2020	2019 (2)
Operating Activities:
Net income	$83,757	$105,021
Amortization of intangibles	45,722	39,825
Amortization of product development assets	26,653	27,417
Depreciation and amortization of technology, property, and equipment	56,163	52,414
Other non-cash charges and credits	51,436	25,704
Net change in operating assets and liabilities	(174,844)	(198,237)
Net Cash Provided By Operating Activities	88,887	52,144

Investing Activities:
Additions to technology, property, and equipment	(65,924)	(49,988)
Product development spending	(17,770)	(18,787)
Businesses acquired in purchase transactions, net of cash acquired	(200,642)	(190,467)
Acquisitions of publication rights and other	(1,548)	(4,386)
Net Cash Used in Investing Activities	(285,884)	(263,628)

Financing Activities:
Net debt borrowings	319,417	273,312
Cash dividends	(57,632)	(56,963)
Purchase of treasury shares	(35,000)	(34,994)
Other	(5,903)	(379)
Net Cash Provided By Financing Activities	220,882	180,976

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	530	(6,359)

Change in Cash, Cash Equivalents and Restricted Cash for Period	24,415	(36,867)

Cash, Cash Equivalents and Restricted Cash - Beginning	93,548	170,257
Cash, Cash Equivalents and Restricted Cash - Ending	$117,963	$133,390

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Nine Months Ended
	January 31,
	2020	2019
Net Cash Provided By Operating Activities	$88,887	$52,144
Less: Additions to technology, property, and equipment	(65,924)	(49,988)
Less: Product development spending	(17,770)	(18,787)
Free Cash Flow less Product Development Spending	$5,193	$(16,631)

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the nine months ended January 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) The Condensed Consolidated Statement of Cash Flows for the nine months ended January 31, 2019, includes a reclassification of $4.5 million between Operating Activities within the net change in operating assets and liabilities and Investing Activities related to costs to fulfill a contract and product development spending. In addition, for the nine months ended January 31, 2019, amortization expense related to costs to fulfill a contract of $1.9 million was reclassified from amortization of product development assets to other non-cash charges and credits within Operating Activities.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
● Adjusted Earnings Per Share (“Adjusted EPS”);
● Free Cash Flow less product development spending;
● Adjusted Revenue;
● Adjusted Operating Income and margin;
● Adjusted Contribution to Profit ("CTP") and margin;
● EBITDA and Adjusted EBITDA;
● Inorganic contribution;
● Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

●        Adjusted EPS, Adjusted Revenue, Adjusted Operating Profit, Adjusted Contribution to Profit, Adjusted EBITDA and Inorganic contribution provide a comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

●        Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

●        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.